UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 27, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive Fort Mill, South Carolina (Address of principal executive offices)	29707 (Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01.  Entry into a Material Definitive Agreement.
     On October 27, 2008, Wellman, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into an amendment of its senior secured super-priority Debtor-in-possession credit agreement dated February 27, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders (the “Lenders”) that from time to time become party thereto. Under the default provision in Section 9.1(i)(xv), sub clause (iii), of the Credit Agreement as amended, it would have been an event of default if the Company had not obtained a binding, fully underwritten, commitment letter or letters to provide exit financing which are not subject to syndication, due diligence, market material adverse effect and/or other contingencies other than the delivery of customary corporate and loan documentation or the occurrence of confirmation of a Reorganization Plan, to provide the exit financing and/or any other financial accommodations required to consummate the Reorganization Plan in form, substance and amount reasonably satisfactory to the Majority Lenders by October 27, 2008. The letter agreement amended the Credit Agreement to extend the date that the Company could obtain exit financing and/or any other financial accommodations required to consummate the Reorganization Plan acceptable to the Lenders by November 4, 2008. It also extended the date in sub clause (iv) thereof whereby the Company had to obtain approval of its Disclosure Statement from October 27, 2008 to November 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
October 31, 2008	/s/ Keith R. Phillips
Keith R. Phillips
Vice President, Chief Financial Officer

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